Exhibit 10.6
ZARS Pharma, Inc.
2007 Employee Stock Purchase Plan
Offering
Adopted by the Board of Directors February 15, 2007
     In this document, capitalized terms not otherwise defined shall have the same definitions of such terms as in the ZARS Pharma, Inc. 2007 Employee Stock Purchase Plan.
1. Grant; Offering Date.
     (a) The Board hereby authorizes a series of Offerings pursuant to the terms of this Offering document.
     (b) The Initial Offering shall begin on the date of the effectiveness of the Registration Statement on form S-1 filed with the Securities and Exchange Commission with respect to our initial public offering. We expect this date to be approximately September 15, 2007. The Initial Offering shall end on December 31, 2007, unless terminated earlier as provided below. Thereafter, an Offering shall begin on the day after the Purchase Date of the immediately preceding Offering. The first day of an Offering is that Offering’s “Offering Date.” A “Purchase Date” is the last day of an Offering. Each Offering after the Initial Offering shall be six (6) months in duration, with a single Purchase Date.
     (c) Notwithstanding the foregoing: (i) if any Offering Date falls on a day that is not a Trading Day, then such Offering Date shall instead fall on the next subsequent Trading Day, and (ii) if any Purchase Date falls on a day that is not a Trading Day, then such Purchase Date shall instead fall on the immediately preceding Trading Day.
     (d) Prior to the commencement of any Offering, the Board may change any or all terms of such Offering and any subsequent Offerings. The granting of Purchase Rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless prior to such date (i) the Board determines that such Offering shall not occur, or (ii) no shares of Common Stock remain available for issuance under the Plan in connection with the Offering.
     (e) If the Company’s accountants advise the Company that the accounting treatment of purchases under the Plan has changed in a manner that the Company determines is detrimental to its best interests, then each Offering hereunder that is then ongoing shall terminate as of the next Purchase Date (after the purchase of stock on such Purchase Date) under such Offering.
2. Eligible Employees.
     (a) Each Employee of the Company or of a Subsidiary incorporated in the United States on the Offering Date of an Offering hereunder who has been an Employee of the Company or a Subsidiary for a continuous period ending on the applicable Offering Date of at least ninety (90) days (an “Eligible Employee”), shall be eligible to participate in such Offering; provided that, with respect to the Initial Offering, each person who is an Employee of the

Company or of a Subsidiary incorporated in the United States on the Offering Date of the Initial Offering shall be an Eligible Employee.
     (b) Notwithstanding the foregoing, the following Employees shall not be Eligible Employees or be granted Purchase Rights under an Offering:
          (i) part-time or seasonal Employees whose customary employment is less than twenty (20) hours per week or less than five (5) months per calendar year;
          (ii) any Employee who, immediately after any such Purchase Rights are granted, would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation (including ownership through unexercised and/or unvested stock options) as described in Section 6(c) of the Plan; or
          (iii) Employees in jurisdictions outside of the United States if, as of the Offering Date of the Offering, the grant of such Purchase Rights would not be in compliance with the applicable laws of any jurisdiction in which the Employee resides or is employed.
3. Purchase Rights.
     (a) Subject to the limitations herein and the Plan, unless a lower percentage has been set by the Board or a committee thereof prior to the commencement of the Offering, a Participant’s Purchase Right shall permit the purchase of the number of shares of Common Stock purchasable with up to fifteen percent (15%) of such Participant’s Earnings paid during the period of such Offering beginning immediately after such Participant first commences participation; provided, however, that no Participant may have more than fifteen percent (15%) of such Participant’s Earnings applied to purchase shares of Common Stock under all ongoing Offerings under the Plan and all other plans of the Company and Related Corporations that are intended to qualify as Employee Stock Purchase Plans.
     (b) For Offerings hereunder, “Earnings” means the base compensation paid to an Eligible Employee, including all salary and wages (including amounts elected to be deferred by such Eligible Employee, that would otherwise have been paid, under any cash or deferred arrangement or other deferred compensation program established by the Company or a Related Corporation), but excluding overtime pay, commissions, bonuses, and other remuneration paid directly to such Eligible Employee, profit sharing, the cost of employee benefits paid for by the Company or a Related Corporation, education or tuition reimbursements, imputed income arising under any Company or Related Corporation group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or a Related Corporation under any employee benefit plan, and similar items of compensation.
     (c) Notwithstanding the foregoing, the maximum number of shares of Common Stock that a Participant may purchase on any Purchase Date in an Offering shall be such number of shares as has a Fair Market Value (determined as of the Offering Date for such Offering) equal to (x) $25,000 multiplied by the number of calendar years in which the Purchase Right under such Offering has been outstanding at any time, minus (y) the Fair Market Value of any other shares of Common Stock (determined as of the relevant Offering Date with respect to such shares) that, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the Purchase Right is outstanding. The amount in clause (y) of the previous sentence shall be determined in accordance with regulations applicable under Section 423(b)(8) of the Code based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company or Related Corporation plans intended to qualify as Employee Stock Purchase Plans, and (ii) the number of shares subject to other Purchase Rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company or Related Corporation Employee Stock Purchase Plan.
     (d) The maximum aggregate number of shares of Common Stock available to be purchased by all Participants under an Offering shall be the number of shares of Common Stock remaining available under the Plan on the Offering Date. If the aggregate purchase of shares of Common Stock upon exercise of Purchase Rights granted under the Offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.
     (e) Notwithstanding the foregoing, the maximum number of shares of Common Stock that a Participant may purchase on any Purchase Date during any Offering shall not exceed twelve thousand five hundred (12,500) shares.
4. Purchase Price.
     The purchase price of shares of Common Stock under an Offering shall be the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of such shares of Common Stock on the applicable Offering Date, or (ii) eighty-five percent (85%) of the Fair Market Value of such shares of Common Stock on the applicable Purchase Date, in each case rounded up to the nearest whole cent per share.
5. Participation.
     (a) If an Eligible Employee intends to participate in an Offering, such Eligible Employee shall elect his or her payroll deduction percentage on such enrollment form as the Company provides. The completed enrollment form must be delivered to the Company prior to the Offering Date of the applicable Offering, unless a later time for filing the enrollment form is set by the Company for all Eligible Employees with respect to a given Offering. Payroll deduction percentages must be expressed in whole percentages of Earnings, with a minimum percentage of one percent (1%) and a maximum percentage of fifteen percent (15%). Except as provided in paragraph (e) below with respect to the Initial Offering, Contributions may be made only by way of payroll deductions.
     (b) Except as provided in paragraph 5(c) below, a Participant may not increase or decrease his or her participation level during an Offering.
     (c) A Participant may withdraw from an Offering and receive a refund of his or her Contributions without interest, at any time prior to the end of the Offering, excluding only the ten (10) day period immediately preceding such Offering’s Purchase Date (or such shorter period of time determined by the Company and communicated to Participants), by delivering a withdrawal notice to the Company or a designated Subsidiary in such form as the Company provides. A Participant who has withdrawn from an Offering shall not again participate in such Offering, but may participate in subsequent Offerings under the Plan in accordance with the terms of the Plan and the terms of such subsequent Offerings.
     (d) Notwithstanding the foregoing or any other provision of this Offering document or of the Plan to the contrary, neither the enrollment of any Eligible Employee in the Plan nor any forms relating to participation in the Plan shall be given effect until such time as a registration statement covering the registration of the shares under the Plan that are subject to the Offering has been filed by the Company and has become effective. If the provisions of this Section 5(d) apply to prevent enrollment prior to the first day of an Offering, the Company shall establish such procedures as will enable the purposes of the Plan to be satisfied while complying with applicable securities laws. Such procedures may include, for example, allowing Participants to participate other than by means of payroll deduction and/or allowing Participants to increase their level of participation during an Offering.
     (e) Notwithstanding the foregoing or any other provision of this Offering document or of the Plan to the contrary, with respect to the Initial Offering only, each Eligible Employee who is employed on the Offering Date of the Initial Offering automatically shall be enrolled in the Initial Offering, with a Purchase Right to purchase up to the number of shares of Common Stock that are purchasable with fifteen percent (15%) of the Eligible Employee’s Earnings, subject to the limitations set forth in Section 3(c)-(e) above. Each Eligible Employee shall be provided a certain period of time, as determined by the Company in its sole discretion, within which to elect to authorize payroll deductions for the purchase of shares during the Initial Offering (which may be for a percentage that is less than or equal to fifteen percent (15%) of the Eligible Employee’s Earnings). For the Initial Offering, no payroll deductions shall be required from an Eligible Employee until such time as the Eligible Employee affirmatively elects to commence such payroll deductions following the Eligible Employee’s receipt of the Securities Act prospectus for the Plan, and in accordance with the procedures set forth by the Company. To the extent that the Eligible Employee’s payroll deductions for the Initial Offering are less than fifteen percent (15%) of Earnings paid to the Eligible Employee during the Initial Offering, the Eligible Employee may make an additional cash payment at any time on or prior to the ten (10) day period (or such shorter period of time as determined by the Company and communicated to Participants) immediately preceding the Purchase Date of the Initial Offering in order to fund the purchase of shares of Common Stock purchased on behalf of the Eligible Employee on such Purchase Date.
     (f) If an Eligible Employee elects not to authorize payroll deductions (and, with respect to the Initial Offering, chooses not to make a cash payment in accordance with Section 5(e)), then the Eligible Employee shall not purchase any shares of Common Stock during the Initial Offering. After the end of the Initial Offering, in order to participate in any subsequent Offerings, an Eligible Employee must enroll and authorize payroll deductions prior to the commencement of the Offering, in accordance with Section 5(a) above; provided, however, that once an Eligible Employee enrolls in an Offering and authorizes payroll deductions (including in connection with the Initial Offering), the Eligible Employee automatically shall be enrolled for all subsequent Offerings until he or she elects to withdraw from an Offering pursuant to paragraph (c) above or terminates his or her participation in the Plan.

6. Purchases.
     Subject to the limitations contained herein, on each Purchase Date, each Participant’s Contributions (without any increase for interest) shall be applied to the purchase of whole shares, up to the maximum number of shares permitted under the Plan and the Offering.
7. Notices and Agreements.
     Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering, shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.
8. Exercise Contingent on Stockholder Approval.
     (a) The Purchase Rights granted under an Offering are subject to the approval of the Plan by the stockholders of the Company as required for the Plan to obtain treatment as an Employee Stock Purchase Plan.
9. Offering Subject to Plan.
     Each Offering is subject to all the provisions of the Plan, and the provisions of the Plan are hereby made a part of the Offering. The Offering is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.